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                                                                     EXHIBIT 4.7

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM UNDER THE ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS.


                       DIGITAL ENTERTAINMENT NETWORK, INC.
                             a Delaware corporation
                               (the "Corporation")




                8% Convertible Bridge Note due December 31, 2000


                                                         Los Angeles, California
                                                              As of May 19, 1999


$1,000,000.00


        1. Principal and Interest. For value received, Digital Entertainment Network, Inc., a Delaware corporation (the "Corporation"), hereby promises to pay to Marc Collins-Rector Revocable Trust U/A/D 7/28/97, or registered assigns (the "Holder"), the principal sum advanced from time to time, not to exceed One Million Dollars and no cents ($1,000,000.00), on December 31, 2000 (the "Maturity Date"), together with accrued and unpaid interest thereon (computed on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months) at the rate of eight percent (8%) per annum from the date hereof, and with interest on any overdue principal and on any overdue interest, at the rate of the lesser of thirteen percent (13%) per annum or the highest rate permitted by applicable law until paid, with such interest payable on demand; provided, however, upon the receipt of net proceeds of at least $20,000,000 from the sale of the Corporation's Series B Preferred Stock (the "Offering"), the Corporation shall within one business day thereafter repay to the Holder the principal sum previously advanced hereunder, together with accrued interest thereon, and this Note shall then be canceled. Payments of principal and interest on this Note shall be made in lawful money of the United States of America at the offices of the Corporation, or at such other office or agency as the Holder shall have designated by written notice to the Corporation.



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        2.      Advances. The Corporation may draw down on the unborrowed
principal amount of this Note from time to time at any time prior to the Maturity Date with reasonable notice to the Holder.

        3. Prepayment. Subject to the proviso in Section 1, the Corporation may prepay all or any part of this Note, at any time and without premium or penalty, upon thirty (30) days' prior written notice to the Holder, together with accrued interest on the principal amount so prepaid, provided that in the event of any prepayment, the Corporation may not reborrow any amounts prepaid.

        4. Conversion Right. The Holder shall have conversion rights as follows:

                (a) Conversion. The Holder shall have the right to convert all, but not less than all, of the indebtedness represented by this Note (both principal and interest accrued to the date of conversion) into shares of common stock, par value $.01 per share (the "Common Stock") of the Corporation (the "Conversion Shares") if the Offering has not been consummated prior to July 1, 1999. The number of Conversion Shares into which such indebtedness may be converted shall be subject to adjustment in the event certain circumstances occur prior to such conversion. In such event, such indebtedness shall be converted into the largest whole number of shares of Conversion Shares calculated by dividing the amount of such indebtedness by the then applicable Conversion Price. The Conversion Price shall initially be $10.40. The Conversion Price shall be adjusted as hereinafter provided.

                (b) Mechanics of Conversion. Before the Holder shall be entitled to receive certificates evidencing Conversion Shares into which the indebtedness represented by this Note has been converted, the Holder shall surrender this Note, duly endorsed, at the office of the Corporation, and shall give written notice to the Corporation at such office that the Holder wishes to receive certificates evidencing the Conversion Shares to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to the Holder a certificate or certificates for the number of shares of Conversion Shares to which the Holder shall be entitled as aforesaid. Shares of Conversion Shares shall not be issued to any person other than the record holder of this Note on the date of conversion into such Conversion Shares, unless prior to such conversion the record holder has provided the Corporation with such documentation as Corporation may reasonably request to establish that such transfer is exempt from registration or qualification under applicable law and has made adequate provision for any fees or taxes payable in connection with such transfer.

                (c)     Adjustments to Conversion Price for Certain Events.

                        (i) In case at any time prior to conversion into the Conversion Shares of the indebtedness represented by this Note the Corporation shall (A) subdivide its outstanding Common Stock, (B) combine its outstanding Common Stock into a smaller number of shares or (C) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger) any shares, the Conversion Price



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in effect at the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Note surrendered for conversion after such time shall be entitled to receive the aggregate number and kind of shares which, if this Note had been converted immediately prior to the taking of such action by the Corporation, the Holder would have owned upon such conversion and been entitled to receive upon such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                        (ii) If the Corporation shall, commencing on the date hereof and continuing for one hundred twenty (120) days thereafter, sell or issue shares of Common Stock, or rights, options, warrants or other securities convertible or exchangeable for shares of Common Stock (excluding securities issued (A) in any of the transactions described in paragraph (i) of clause (c) of this Section 3, (B) upon conversion of this Note, (C) upon the exercise or conversion of any options, warrants and other securities convertible into or exchangeable for shares of Common Stock, which options, warrants and other securities are outstanding as of the date hereof or are issued after the date hereof pursuant to the Corporation's Amended and Restated 1998 Incentive Compensation Plan or are issued in lieu of cash compensation and (D) issued in connection with a merger or acquisition or with respect to advertising sales or distribution of programming) at a price per share of Common Stock (or exercise price or conversion price per share of Common Stock, as the case may be) lower than the Conversion Price, then such Conversion Price shall be reduced to a price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus (2) the number of shares of Common Stock which the aggregate consideration received for such sale or issuance (or the aggregate initial conversion or exercise price of the convertible securities issued plus any other consideration to be paid upon such exercise or conversion) would purchase at the Conversion Price, as adjusted, on the applicable record date, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale (or into which the newly-issued rights, options, warrants or convertible securities are initially exercisable or convertible as of the date of such issuance or sale). If the Corporation shall sell or issue shares of Common Stock in consideration for property other than cash or its equivalent, then the price per share of Common Stock and fair value of such property shall be determined in good faith by the Board of Directors of the Corporation. Any such adjustment shall be determined and effective on the date of such sale or issuance and not upon exercise or conversion, as the case may be, of such rights, options, warrants or convertible or exchangeable securities. If any of such rights, options, warrants or convertible or exchangeable securities expire without having been exercised, converted or exchanged, the Conversion Price shall be adjusted as if the rights, options, warrants or convertible or exchangeable securities not so exercised, converted or exchanged had not been sold or issued.

                        (iii) In case at any time prior to conversion of this Note, the Corporation shall pay or make a stock dividend or other distribution (payable otherwise than in cash out of funds legally available therefor) on any class of its capital stock payable in shares



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of Common Stock or shares of its capital stock convertible into or exchangeable for shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares of Common Stock or Common Stock equivalents constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination.

                        (iv) In case at any time prior to conversion of this Note, the Corporation shall fix a record date for the making of a distribution, by dividend or otherwise, to all holders of any class or series of its capital stock, of evidences of its indebtedness or assets (including securities, but excluding (x) any dividend or distribution referred to in paragraph (iii) of this subsection (c) and (y) any dividend or distribution paid in cash out of funds legally available therefor of the Corporation), then in each such case the Conversion Price in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the total number of outstanding shares of such class or series of capital stock multiplied by the fair market value per share of such class or series of capital stock (as in good faith determined by the Board of Directors) on such record date, less the fair market value (as determined in good faith by the Board of Directors) of the portion of the assets or evidences of indebtedness so to be distributed, and of which the denominator shall be the total number of outstanding shares of such class or series of capital stock multiplied by such fair market value per share of such class or series of capital stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

                        (v) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least ten cents ($0.10) in such Conversion Price; provided, however, that any adjustment which by reason of this paragraph (v) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (c) shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

                (d) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the Holder, furnish or cause to be



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furnished to the Holder a like certificate setting forth (i) such adjustments and readjustments; (ii) the Conversion Price at the time in effect; and (iii) the number of shares of Conversion Shares and the amount, if any, of other property which at the time would be received upon the conversion of this Note.

                (e) Notice of Record Date. In the event that the Corporation shall propose at any time prior to conversion of this Note: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation where the Corporation is not the surviving corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the
Holder:

                        (A) at least five (5) days' prior written notice of the record date for such dividend, distribution or subscription rights (and specifying the date upon which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to above; and

                        (B) in the case of the matters referred to in (iii) and (iv) above, at least five (5) days' prior written notice of the date when the same shall take place (and specifying the date, if any, on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                (f) Reservation of Stock Issuable upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the indebtedness represented by this Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all indebtedness represented by this Note, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all indebtedness represented by this Note, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

        5. Miscellaneous. The Corporation hereby waives presentment, protest and all notices (of nonpayment, dishonor, protest, demand and otherwise) in connection with the delivery, acceptance, performance, default, acceleration or enforcement of this Note to the fullest extent permitted by applicable law. Other than pursuant to a writing executed by the Holder, no failure to exercise any right of the Holder with respect to this Note, or any delay in, or waiver of, the exercise thereof, shall impair any such right or be deemed to be a waiver thereof.



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        Except as expressly stated herein to the contrary, payments received by the Holder shall be applied in the following order: (a) to amounts due the Holder other than for interest and/or principal under this Note, (b) interest currently due and payable on this Note (including any interest on overdue principal) and (c) to principal amounts on this Note then due and payable.

        This Note and each of the provisions hereof shall be binding upon each of the successors and permitted assigns of the Corporation, and may not be assigned by the Corporation without the prior written consent of the Holder.

        This Note is a registered note and is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the Holder or its attorney duly authorized in writing.

        This Note is made and delivered in Los Angeles, California, shall be governed by and interpreted in accordance with the internal laws of the State of California without giving effect to conflict of laws principles thereof, and shall not be construed strictly against the drafter hereof.


                                        DIGITAL ENTERTAINMENT NETWORK, INC.



                                        By: /s/ H. JAMES RITTS III
                                           -------------------------------------
                                           Name:  H. James Ritts III
                                                --------------------------------
                                           Title: Chief Executive Officer
                                                 -------------------------------


                                        MARC COLLINS-RECTOR
                                        REVOCABLE TRUST U/A/D 7/28/97



                                        By: /s/ MARC COLLINS-RECTOR
                                           -------------------------------------
                                           Name:  Marc Collins-Rector
                                           Title: Trustee




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